Exhibit 99.1
8x8, Inc. Reports First Quarter Fiscal 2024 Financial Results
•GAAP and non-GAAP gross margins at multi-year highs
•Cash flow from operations increased 353% year-over-year to $26.5 million
•Powerful Conversational AI Self-Service capabilities added to XCaaS contact center
CAMPBELL, CA, August 8, 2023 – 8x8, Inc. (NASDAQ: EGHT), a leading integrated cloud contact center and unified communications platform provider, today reported financial results for the first quarter of fiscal 2024 ended June 30, 2023.
First Quarter Fiscal 2024 Financial Results:
•Total revenue decreased 2% year-over-year to $183.3 million.
•Service revenue decreased 2% year-over-year to $175.2 million.
•GAAP operating loss was $1.4 million, compared to GAAP operating loss of $26.8 million in the first quarter of fiscal 2023.
•Non-GAAP operating profit was $26.4 million, an increase of 161% compared to non-GAAP operating profit of $10.1 million in the first quarter of fiscal 2023.
•GAAP Net loss was $15.3 million compared to GAAP net loss of $26.0 million in the first quarter of fiscal 2023.
•Non-GAAP net income was $15.5 million, compared to non-GAAP net income of $11.6 million in the first quarter of fiscal 2023.
•Adjusted EBITDA was $33.8 million, or 18% of revenue, compared to Adjusted EBITDA of $18.9 million, or 10% of revenue, in the first quarter of fiscal 2023.
“Our first quarter results reflected our decision to prioritize profitability and cash flow while increasing investment in innovation,” said Sam Wilson, Chief Executive Officer of 8x8, Inc. “We delivered record operating income and cash flow.”
“We are proud that customers are embracing our vision and innovation roadmap. We expanded the number of contact center users on our 8x8 XCaaS platform, increased the number of 8x8 Voice for Microsoft Teams seats, and closed the largest total contract value transaction in our history. Many of our recent innovations, including digital 8x8 Intelligent Customer Assistant and enhancements to our 8x8 Supervisor Workspace, were based on feedback we received through our Customer Labs program,” added Wilson.
First Quarter Fiscal 2024 Financial Metrics and Recent Business Highlights:
Financial Metrics
•Annual Recurring Subscriptions and Usage Revenue (ARR):
▪Total ARR was $703.0 million, an increase of 2% from the end of the same period last year.
▪Enterprise ARR was $404.0 million and represented 58% of total ARR.
•GAAP gross margin was 70%, compared to 64% in the same period last year. Non-GAAP gross margin was 73%, compared to 69% in the same period last year.
•GAAP service revenue gross margin was 74%, compared to 70% in the same period last year. Non-GAAP service revenue gross margin was 76%, compared to 73% in the same period last year.
•Cash provided by operating activities was $26.5 million for the first quarter of fiscal 2024, compared to $5.8 million in the first quarter of fiscal 2023.
•The Company voluntarily repaid $25.0 million in aggregate principal of the senior secured Term Loan during the quarter.
•Cash, cash equivalents, restricted cash and investments were $139.2 million on June 30, 2023, compared to $139.0 million on March 31, 2023.
A reconciliation of the non-GAAP measures to the most directly comparable GAAP measures and other information relating to non-GAAP measures is included in the supplemental reconciliation at the end of this release.

Recent Business Highlights:
Product Innovation
•Enhanced 8x8 Intelligent Customer Assistant for 8x8 Contact Center , a powerful, user-friendly conversational AI self-service solution that enables businesses to create simple to complex self-service experiences across all channels.
•Announced the 8x8 Technology Partner Ecosystem, a new program that allows customer-first organizations to enhance their customer experience by deeply embedding cutting-edge technologies from third parties, including leading artificial intelligence (AI) capabilities, into the 8x8 platform with native-feeling integrations and persistent data to enhance business intelligence, insights, and analytics.
•Enhanced 8x8 Supervisor Workspace for 8x8 Contact Center based on feedback from early adopter customers. Supervisor Workspace delivers a personalized, performance-centric workspace that helps contact center supervisors and their teams build exceptional customer journeys, enhance productivity, and empower leaders with advanced real-time insights. Since its launch in March, Supervisor Workspace has already been accessed by nearly 60% of 8x8 Contact Center customers and is currently on track to rival 8x8 Agent Workspace as one of the company’s fastest new product adoptions.
•Delivered the latest customer and employee experience enhancements to the 8x8 XCaaS cloud platform, including improvements to contact center analytics tools, agent performance tracking capabilities, and streamlined customer journey mapping. Further, 8x8 Global Reach has extended to 59 countries with the addition of South Korea.
•Enhanced the 8x8 Voice for Microsoft Teams solution, including new automated processes to simplify user onboarding and reduce time to value.
Industry Recognition
•Ranked as a top 5 provider in the Metrigy 2023 Contact Center-as-a-Service MetriRank Report, based on market share, financials, market share momentum, product mix, customer sentiment, and customer business success.
•Earned awards for 8x8 CCaaS and UCaaS across 12 different categories in the G2 Summer 2023 Awards.
•Won Silver Stevie® Awards for Customer Service Executive of the Year and Customer Service Department of the Year in The 21st Annual American Business Awards®.
•Received TrustRadius 2023 Top Rated Awards for 8x8 Contact Center in the categories of Contact Center and Call Center Workforce Optimization.
•Won TrustRadius 2023 Top Rated Awards for 8x8 Work in the VoIP and Unified Communications as a Service (UCaaS) categories.
Corporate Highlights and Leadership Updates
•Appointed Samuel Wilson as Chief Executive Officer and member of the Company’s Board of Directors. Previously 8x8’s Interim CEO, Wilson brings more than 25 years of executive experience in the technology sector, including extensive expertise in cloud-based communications, collaboration platforms, and enterprise software solutions.
•Appointed Kevin Kraus as Chief Financial Officer. Previously 8x8’s Interim CFO, Kraus brings a wealth of financial expertise and a strong track record in strategic growth to the role, demonstrating his commitment to building both successful and sustainable businesses.
•Appointed Lisa Martin as Chief Revenue Officer. Martin is a recognized sales executive with over 15 years in the contact center and communications sector, and has successfully led teams in achieving double-digit, year-over-year growth through existing customer, new logo, and geographic expansion strategies.
•Voluntarily prepaid $25 million of principal amount on the Term Loan due in 2027, reducing the principal amount outstanding on the adjustable-rate loan to $225 million.

Second Quarter and Updated Fiscal 2024 Financial Outlook:
Management provides expected ranges for total revenue, service revenue and non-GAAP operating margin based on its evaluation of the current business environment. The Company emphasizes that these expectations are subject to various important cautionary factors referenced in the section entitled "Forward-Looking Statements" below.
Second Quarter Fiscal 2024 Ending September 30, 2023
•Service revenue in the range of $173 million to $178 million.
•Total revenue in the range of $180 million to $186 million.
•Non-GAAP operating margin in the range of 10.5% to 11.5%.
Fiscal Year 2024 Ending March 31, 2024
•Service revenue in the range of $701 million to $711 million.
•Total revenue in the range of $732.5 million to $742.5 million.
•Non-GAAP operating margin in the range of 12% to 13%.
The Company does not reconcile its forward-looking estimates of non-GAAP operating margin to the corresponding GAAP measures of GAAP operating margin due to the significant variability of, and difficulty in making accurate forecasts and projections with regards to, the various expenses it excludes. For example, future hiring and employee turnover may not be reasonably predictable, stock-based compensation expense depends on variables that are largely not within the control of nor predictable by management, such as the market price of 8x8 common stock, and may also be significantly impacted by events like acquisitions, the timing and nature of which are difficult to predict with accuracy. The actual amounts of these excluded items could have a significant impact on the Company's GAAP operating margin. Accordingly, management believes that reconciliations of this forward-looking non-GAAP financial measure to the corresponding GAAP measure are not available without unreasonable effort. All projections are on a non-GAAP basis. See the Explanation of GAAP to Non-GAAP Reconciliation below for the definition of non-GAAP operating margin.
Conference Call Information:
Management will host a conference call to discuss earnings results on August 8, 2023, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). The conference call will last approximately 60 minutes. Participants may:
Register to participate in the live call at https://register.vevent.com/register/BIdf64e879ef4842ce8657e0cb7f2fa0f8
Access the live webcast and replay from the Company’s investor relations events and presentations page at https://8x8.gcs-web.com/news-events/events-presentations
Participants should plan to dial in or log on 10 minutes prior to the start time. The webcast will be archived on 8x8's website for a period of at least 30 days. For additional information, visit http://investors.8x8.com.
About 8x8, Inc.
8x8, Inc. (NASDAQ: EGHT) is transforming the future of business communications as a leading software as a service provider of 8x8 XCaaS™ (eXperience Communications as a Service™), an integrated contact center, voice communications, video, chat, and SMS solution built on one global cloud communications platform. 8x8 uniquely eliminates the silos between unified communications as a service (UCaaS) and contact center as a service (CCaaS) to power the communications requirements of all employees globally as they work together to deliver differentiated customer experiences. For additional information, visit www.8x8.com, or follow 8x8 on LinkedIn, Twitter and Facebook.

Forward Looking Statements:
This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. For example, words such as "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, include but are not limited to: changing industry trends; the size of our market opportunity; the potential success and impact of our investments in AI; our strategic framework; our ability to increase profitability and cash flow to deleverage our balance sheet and fund investment in innovation; whether our UC and CC traffic will increase; our future revenue and growth; whether we can sustain an increasing pace of innovation; the success of our go to market engine; our ability to improve G&A synergies; our ability to enhance shareholder value; and our financial outlook, revenue growth, and profitability, including whether we will achieve sustainable growth and profitability.
You should not place undue reliance on such forward-looking statements. Actual results could differ materially from those projected in forward-looking statements depending on a variety of factors, including, but not limited to: a reduction in our total costs as a percentage of revenue may negatively impact our revenues and our business; customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers; ongoing volatility and conflict in the political environment, including Russia's invasion of Ukraine; inflationary pressures and rising interest rates; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces, in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments in marketing, channel and value-added resellers, new products, and our acquisition of Fuze, Inc. may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, operating margin or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year. Our increased emphasis on profitability and cash flow generation may not be successful. The reduction in our total costs as a percentage of revenue may negatively impact our revenue and our business in ways we don't anticipate and may not achieve the desired outcome.
For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.
Explanation of GAAP to Non-GAAP Reconciliation
The Company has provided, in this release, financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these Non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. Management believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management also believes that some of 8x8’s investors use these Non-GAAP financial measures as an additional tool in evaluating 8x8's ongoing "core operating performance" in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at the Company’s core operating performance provides consistency in period-to-period comparisons and trends.
These Non-GAAP financial measures may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which limits the usefulness of these measures for comparative purposes. Management recognizes that these Non-GAAP financial measures have limitations as analytical tools, including the fact that management must exercise judgment in determining which types of items to exclude from the Non-GAAP financial information. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures in the table titled "Reconciliation of GAAP to Non-GAAP Financial Measures". Detailed explanations of the adjustments from comparable GAAP to Non-GAAP financial measures are as follows:

Non-GAAP Costs of Revenue, Costs of Service Revenue and Costs of Other Revenue
Non-GAAP Costs of Revenue includes: (i) Non-GAAP Cost of Service Revenue, which is Cost of Service Revenue excluding amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs; and (ii) Non-GAAP Cost of Other Revenue, which is Cost of Other Revenue excluding stock-based compensation expense and related employer payroll taxes, certain legal and regulatory costs, and certain severance, transition and contract termination costs.
Non-GAAP Service Revenue Gross Margin, Other Revenue Gross Margin, and Total Revenue Gross Margin
Non-GAAP Service Revenue Gross Profit and Margin as a percentage of Service Revenue and Non-GAAP Other Revenue Gross Profit and Margin as a percentage of Other Revenue are computed as Service Revenue less Non-GAAP Cost of Service Revenue divided by Service Revenue and Other Revenue less Non-GAAP Cost of Other Revenue divided by Other Revenue, respectively. Non-GAAP Total Revenue Gross Profit and Margin as a percentage of Total Revenue is computed as Total Revenue less Non-GAAP Cost of Service Revenue and Non-GAAP Cost of Other Revenue divided by Total Revenue. Management believes the Company’s investors benefit from understanding these adjustments and from an alternative view of the Company’s Cost of Service Revenue and Cost of Other Revenue, as well as the Company's Service, Other and Total Revenue Gross Margin performance compared to prior periods and trends.
Non-GAAP Operating Expenses
Non-GAAP Operating Expenses includes Non-GAAP Research and Development expenses, Non-GAAP Sales and Marketing expenses, and Non-GAAP General and Administrative expenses, each of which excludes amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, and certain severance, transition and contract termination costs. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operational expenses.
Non-GAAP Operating Profit and Non-GAAP Operating Margin
Non-GAAP Operating Profit excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, and certain severance, transition and contract termination costs from Operating Profit (Loss). Non-GAAP Operating Margin is Non-GAAP Operating Profit divided by Revenue. Management believes that these exclusions provide investors with a supplemental view of the Company’s ongoing operating performance.
Non-GAAP Other Income (expense), net
Non-GAAP Other Income (expense), net excludes: amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income from Other Income (expense), net. Management believes the Company’s investors benefit from this supplemental information to facilitate comparison of the Company’s other income (expense), performance to prior results and trends.
Non-GAAP Net Income and Adjusted EBITDA
Non-GAAP Net Income excludes: amortization of acquired intangible assets, stock-based compensation expense and related employer payroll taxes, acquisition and integration expenses, certain legal and regulatory costs, certain severance, transition and contract termination costs, amortization of debt discount and issuance cost, gain or loss on debt extinguishment, gain or loss on remeasurement of warrants, and sub-lease income. Adjusted EBITDA excludes interest expense, provision for income taxes, depreciation, amortization of capitalized internal use software, and other income (expense), net from non-GAAP net income. Management believes the Company’s investors benefit from understanding these adjustments and an alternative view of our net income performance as compared to prior periods and trends.
Non-GAAP Net Income Per Share – Basic and Non-GAAP Net Income Per Share - Diluted
Non-GAAP Net Income Per Share – Basic is Non-GAAP Net Income divided by the weighted-average basic shares outstanding. Non-GAAP Net Income Per Share – Diluted is Non-GAAP Net Income divided by the weighted-average diluted shares outstanding. Diluted shares outstanding include the effect of potentially dilutive securities from stock-based benefit plans and convertible senior notes. These potentially dilutive securities are excluded from the computation of net loss per share attributable to common stockholders on a GAAP basis because the effect would have been anti-dilutive. They are added for the computation of diluted net income per share on a non-GAAP basis in periods when 8x8 has net profit on a non-GAAP basis as their inclusion provides a better indication of 8x8’s underlying business performance. Management believes the Company’s investors benefit by understanding our Non-GAAP net income performance as reflected in a per share calculation as ways of measuring performance by ownership in the Company. Management believes these adjustments offer investors a useful view of the Company’s diluted net income per share as compared to prior periods and trends.

Management evaluates and makes decisions about its business operations based on Non-GAAP financial information by excluding items management does not consider to be “core costs” or “core proceeds.” Management believes some of its investors also evaluate our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Management excludes the amortization of acquired intangible assets, which primarily represents a non-cash expense of technology and/or customer relationships already developed, to provide a supplemental way for investors to compare the Company’s operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. Stock-based compensation expense has been excluded because it is a non-cash expense and relies on valuations based on future conditions and events, such as the market price of 8x8 common stock, that are difficult to predict and/or largely not within the control of management. The related employer payroll taxes for stock-based compensation are excluded since they are incurred only due to the associated stock-based compensation expense. Acquisition and integration expenses consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal and other professional services, due diligence, integration, and other closing costs, which are costs that vary significantly in amount and timing. Legal and regulatory costs include litigation and other professional services, as well as certain tax and regulatory liabilities. Severance, transition and contract termination costs include employee termination benefits, executive severance agreements, cancellation of certain contracts, and lease impairments. Debt amortization expenses relate to the non-cash accretion of the debt discount.

8x8, Inc.

Media:
PR@8x8.com

Investor Relations:
Investor.relations@8x8.com

8x8, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2023	2022
Service revenue	$175,238	$179,161
Other revenue	8,049	8,459
Total revenue	183,287	187,620
Operating expenses:
Cost of service revenue	46,276	53,547
Cost of other revenue	8,398	13,126
Research and development	35,292	34,955
Sales and marketing	68,505	83,527
General and administrative	26,226	29,219
Total operating expenses	184,697	214,374
Loss from operations	(1,410)	(26,754)
Other (expense) income, net	(12,473)	1,116
Loss before provision for income taxes	(13,883)	(25,638)
Provision for income taxes	1,444	405
Net loss	$(15,327)	$(26,043)

Net loss per share:
Basic and diluted	$(0.13)	$(0.22)
Weighted average number of shares:
Basic and diluted	116,777	119,721
SUPPLEMENTAL DETAILS - OTHER (EXPENSE) INCOME, NET
(Unaudited, in thousands)

	Three Months Ended June 30,
	2023	2022
Interest expense	$(8,970)	$(625)
Amortization of debt discount and issuance costs	(1,108)	(831)
Loss on warrants remeasurement	(250)	—
Loss on debt extinguishment	(1,766)	—
(Loss) gain on foreign exchange	(804)	2,475
Other income	425	97
Other (expense) income, net	$(12,473)	$1,116

8x8, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30, 2023	March 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$122,229	$111,400
Restricted cash, current	165	511
Short-term investments	15,946	26,228
Accounts receivable, net of allowance for expected credit losses of $3,768 and $3,644 as of June 30, 2023 and March 31, 2023, respectively	64,951	62,307
Deferred sales commission costs, current	38,247	38,048
Other current assets	32,930	34,630
Total current assets	274,468	273,124
Property and equipment, net	54,538	57,871
Operating lease, right-of-use assets	50,438	52,444
Intangible assets, net	102,013	107,112
Goodwill	266,386	266,863
Restricted cash, non-current	818	818
Deferred sales commission costs, non-current	64,699	67,644
Other assets, non-current	15,103	15,934
Total assets	$828,463	$841,810
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$42,537	$46,802
Accrued compensation	26,406	29,614
Accrued taxes	34,102	29,570
Operating lease liabilities, current	11,469	11,504
Deferred revenue, current	40,410	34,909
Convertible senior notes, current	63,039	62,932
Other accrued liabilities	18,354	14,556
Total current liabilities	236,317	229,887
Operating lease liabilities, non-current	62,850	65,623
Deferred revenue, non-current	10,618	10,615
Convertible senior notes	197,048	196,821
Term loan	209,534	231,993
Other liabilities, non-current	7,227	6,965
Total liabilities	723,594	741,904
Stockholders' equity:
Preferred stock: $0.001 par value, 5,000,000 shares authorized, none issued and outstanding as of June 30, 2023 and March 31, 2023	—	—
Common stock: $0.001 par value, 300,000,000 shares authorized, 119,231,643 shares and 114,659,255 shares issued and outstanding as of June 30, 2023 and March 31, 2023, respectively	119	115
Additional paid-in capital	924,190	905,635
Accumulated other comprehensive loss	(11,196)	(12,927)
Accumulated deficit	(808,244)	(792,917)
Total stockholders' equity	104,869	99,906
Total liabilities and stockholders' equity	$828,463	$841,810

8x8, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(15,327)	$(26,043)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	2,126	2,789
Amortization of intangible assets	5,099	5,476
Amortization of capitalized internal-use software costs	5,282	5,964
Amortization of debt discount and issuance costs	1,109	831
Amortization of deferred sales commission costs	10,019	9,166
Allowance for credit losses	490	695
Operating lease expense, net of accretion	2,507	3,121
Stock-based compensation expense	18,195	27,814
Loss on debt extinguishment	1,766	—
Loss on remeasurement of warrants	250	—
Other	(184)	456
Changes in assets and liabilities:
Accounts receivable	(3,397)	(99)
Deferred sales commission costs	(7,209)	(9,246)
Other current and non-current assets	2,327	(692)
Accounts payable and accruals	(2,084)	(13,786)
Deferred revenue	5,504	(605)
Net cash provided by operating activities	26,473	5,841

Cash flows from investing activities:
Purchases of property and equipment	(186)	(971)
Capitalized internal-use software costs	(3,488)	(2,309)
Purchases of investments	(3,093)	(18,838)
Sales of investments	—	1,937
Proceeds from maturities of investments	13,559	15,590
Acquisition of businesses, net of cash acquired	—	(1,250)
Net cash provided by (used in) investing activities	6,792	(5,841)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	—	65
Repayments of principal on term loan	(25,000)	—
Net cash provided by (used in) financing activities	(25,000)	65
Effect of exchange rate changes on cash	2,218	(6,685)
Net increase (decrease) in cash, cash equivalents and restricted cash	10,483	(6,620)
Cash, cash equivalents and restricted cash, beginning of year	112,729	100,714
Cash, cash equivalents and restricted cash, end of year	$123,212	$94,094

8x8, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,
	2023		2022
Costs of Revenue:
GAAP cost of service revenue	$46,276		$53,547
Amortization of acquired intangible assets	(2,118)		(2,369)
Stock-based compensation expense and related employer payroll taxes	(2,224)		(2,696)
Severance, transition and contract termination costs	(206)		(897)
Non-GAAP cost of service revenue	$41,728		$47,585
Non-GAAP service margin (as a percentage of service revenue)	$133,510	76.2%	$131,576	73.4%

GAAP cost of other revenue	$8,398		$13,126
Stock-based compensation expense and related employer payroll taxes	(651)		(1,147)
Severance, transition and contract termination costs	(22)		(533)
Non-GAAP cost of other revenue	$7,725		$11,446
Non-GAAP other margin (as a percentage of other revenue)	$324	4.0%	$(2,987)	(35.3%)

Non-GAAP gross margin (as a percentage of revenue)	$133,834	73.0%	$128,589	68.5%

Operating Expenses:
GAAP research and development	$35,292		$34,955
Stock-based compensation expense and related employer payroll taxes	(7,438)		(8,193)
Acquisition and integration costs	(213)		—
Severance, transition and contract termination costs	(311)		(37)
Non-GAAP research and development (as a percentage of revenue)	$27,330	14.9%	$26,725	14.2%

GAAP sales and marketing	$68,505		$83,527
Amortization of acquired intangible assets	(2,982)		(3,106)
Stock-based compensation expense and related employer payroll taxes	(5,254)		(8,280)
Severance, transition and contract termination costs	(169)		(391)
Non-GAAP sales and marketing (as a percentage of revenue)	$60,100	32.8%	$71,750	38.2%

GAAP general and administrative	$26,226		$29,219
Stock-based compensation expense and related employer payroll taxes	(4,108)		(7,923)
Acquisition and integration costs	(130)		(624)
Legal and regulatory costs	(1,468)		62
Severance, transition and contract termination costs	(546)		(755)
Non-GAAP general and administrative (as a percentage of revenue)	$19,974	10.9%	$19,979	10.6%

Non-GAAP Operating Expenses (as a percentage of revenue)	$107,404	58.6%	$118,454	63.1%

Operating Profit (Loss):
GAAP loss from operations	$(1,410)		$(26,754)
Amortization of acquired intangible assets	5,100		5,475
Stock-based compensation expense and related employer payroll taxes	19,675		28,239
Acquisition and integration costs	343		624
Legal and regulatory costs	1,468		(62)
Severance, transition and contract termination costs	1,254		2,613
Non-GAAP operating profit (as a percentage of revenue)	$26,430	14.4%	$10,135	5.4%

	Three Months Ended June 30,
	2023		2022
Other Income (Expenses):
GAAP other income (expense), net	$(12,473)		$1,116
Amortization of debt discount and issuance cost	1,108		831
Loss on debt extinguishment	1,766		—
Loss on warrants remeasurement	250		—
Sublease Income	(117)		(116)
Non-GAAP other (expense) income, net (as a percentage of revenue)	$(9,466)	(5.2%)	$1,831	1.0%

Net Income (Loss):
GAAP net loss	$(15,327)		$(26,043)
Amortization of acquired intangible assets	5,100		5,475
Stock-based compensation expense and related employer payroll taxes	19,675		28,239
Acquisition and integration costs	343		624
Legal and regulatory costs	1,468		(62)
Severance, transition and contract termination costs	1,254		2,613
Amortization of debt discount and issuance cost	1,108		831
Loss on debt extinguishment	1,766		—
Loss on warrants remeasurement	250		—
Sublease income	(117)		(116)
Non-GAAP net income (as a percentage of revenue)	15,520	8.5%	11,561	6.2%
Interest expense	8,970		625
Provision for income taxes	1,444		405
Depreciation	2,126		2,789
Amortization of capitalized internal-use software costs	5,282		5,964
Other expense (income), net	496		(2,456)
Adjusted EBITDA	$33,838	18.5%	$18,888	10.1%

Shares used in computing net loss per share amounts:
Basic	116,777		119,721
Diluted	118,445		121,756

GAAP net loss per share - Basic and Diluted	$(0.13)		$(0.22)
Non-GAAP net income per share - Basic	$0.13		$0.10
Non-GAAP net income per share - Diluted	$0.13		$0.09

8x8, INC.
SELECTED OPERATING METRICS
(Unaudited, in millions, except number of enterprise customers)

	Fiscal 2023				Fiscal 2024
	Q1	Q2	Q3	Q4	Q1
TOTAL ARR (1)	$688	$692	$698	$703	$703
Growth % (YoY)	28%	25%	22%	2%	2%

ARR BY CUSTOMER SIZE
ENTERPRISE (2)	$403	$401	$400	$405	$404
% of Total ARR	59%	58%	57%	58%	58%
Growth % (YoY)	54%	42%	30%	3%	—%

MID-MARKET (3)	$125	$127	$130	$130	$132
% of Total ARR	18%	18%	19%	19%	19%
Growth % (YoY)	22%	23%	27%	2%	5%

SMALL BUSINESS (4)	$159	$164	$168	$168	$167
% of Total ARR	23%	24%	24%	24%	24%
Growth % (YoY)	(7%)	(2%)	4%	1%	5%
(1) Annualized Recurring Subscriptions and Usage (ARR) equals the sum of the most recent month of (i) recurring subscription amounts and (ii) platform usage charges for all CPaaS customers (subject to a minimum billings threshold for a period of at least six consecutive months), multiplied by 12.
(2) Enterprise ARR is defined as ARR from customers that generate >$100,000 ARR.
(3) Mid-market ARR is defined as ARR from customers that generate $25,000 to $100,000 ARR.
(4) Small business ARR is defined as ARR from customers that generate <$25,000 ARR.
Selected operating metrics presented in this table have not been derived from financial measures that have been prepared in accordance with U.S. Generally Accepted Accounting Principles. 8x8 provides these selected operating metrics to assist investors in evaluating the Company's operations and assessing its prospects. 8x8’s management periodically reviews the selected operating metrics to evaluate 8x8’s operations, allocate resources, and drive financial performance in the business. Management monitors these metrics together, and not individually, as it does not make business decisions based upon any single metric. 8x8 is not aware of any uniform standards for defining these selected operating metrics and caution that its presentation may not be consistent with that of other companies. Prior period metrics and customer classifications have not been adjusted for current period changes unless noted.